UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 1, 2007

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BROADCASTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

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California	0-15949	94-2862863
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

9201 Oakdale Avenue, Suite 200

Chatsworth, CA 91311

(818) 206-9274

(Address and telephone number

of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

At the February 1, 2007 board meeting, Broadcaster, Inc. (“Broadcaster”) agreed to issue:

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7,000,000 shares of Broadcaster’s common stock to the former shareholders of AccessMedia Networks, Inc. (“AccessMedia”) as follows:

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1,120,000 shares to Software People, LLC;

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1,120,000 shares to Trans Global Media, LLC;

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2,240,000 shares to Broadcaster, LLC; and

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560,000 shares to AccessMedia Technologies, LLC; and

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1,960,000 shares to Michael Gardner.

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350,000 shares to Baytree Capital Associates, LLC (“Baytree”);

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75,000 10-year stock options exercisable at $1.60 per share to each of Broadcaster’s five non-management directors for an aggregate of 375,000 options; the options vest quarterly over one year from the grant date;

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100,000 shares of common stock for services to be rendered by Broadcaster’s new investor relations firm; and

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1,645,500 stock options exercisable at $1.60 per share to various Broadcaster employees; 300,000 of the options have 10-year terms and vest quarterly over one year from the grant date; the remainder of the options have five-year terms and vest over four years from the grant date; 25% after 12 months and 6.25% quarterly thereafter.

The securities referenced in this Item 3.02 were granted in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

Item 8.01

Other Events

On February 1, 2007, Broadcaster agreed to issue 7,000,000 shares of Broadcaster’s common stock as an earn-out payment to the former shareholders of AccessMedia for meeting a target revenue level as specified in the Amended and Restated Agreement and Plan of Merger through which Broadcaster acquired AccessMedia on June 1, 2006. Of the earn-out payment, 5,040,000 shares will be issued to four limited liability companies controlled by Mr. Nolan Quan and 1,960,000 will be issued to Mr. Michael Gardner. An additional 350,000 shares will be issued to Baytree, a company controlled by Mr. Gardner, pursuant to a Consulting Agreement with Broadcaster under which Baytree receives additional shares equal to 5% of any shares issued to the former AccessMedia shareholders.

Additionally, Broadcaster is seeking formal approval of its board of directors to issue 50,000 shares of its common stock, which shares are required to be issued under the Consulting Agreement and relate to the acquisition of America’s Biggest, Inc. which closed on September 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCASTER, INC.

By:	/s/ MARTIN R. WADE, III
Chief Executive Officer

Date: February 7, 2007

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